Exhibit 4.4

AMENDMENT NO. 2 TO THE AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 2 (this “Amendment”), dated as of July 29, 2005, among TERRA CAPITAL, INC., a Delaware corporation (“Terra Capital”), TERRA MISSISSIPPI HOLDINGS CORP. (F/K/A MISSISSIPPI CHEMICAL CORPORATION), a Mississippi corporation (“TMH”), and TERRA NITROGEN (U.K.) LIMITED, a company incorporated in England and Wales (“Terra UK”) (Terra Capital, TMH and Terra UK each a “Borrower” and, collectively, the “Borrowers”), TERRA INDUSTRIES INC., a Maryland corporation (“Terra Industries”), TERRA CAPITAL HOLDINGS, INC., a Delaware corporation (“Terra Capital Holdings”), the Lenders party hereto and CITICORP USA, INC., as administrative agent and collateral agent for the Lenders and the Issuers (in such capacities, the “Administrative Agent”), amends certain provisions of the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 21, 2004 (as amended by Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of January 26, 2005 and as further amended hereby and as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, Terra Industries, Terra Capital Holdings, the financial institutions from time to time party thereto as lenders (the “Lenders”), the financial institutions from time to time party thereto as issuing banks (the “Issuers”) and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make Loans to the Borrowers and to issue Letters of Credit for the account of the Borrowers; and

WHEREAS, the Borrowers, Terra Industries and Terra Capital Holdings have requested, and the Requisite Lenders and the Administrative Agent have agreed to, certain amendments to the Credit Agreement as more specifically set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions hereinafter contained, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms used herein and not defined herein but defined in the Credit Agreement are used herein as defined in the Credit Agreement.

2. Amendments to the Credit Agreement. As of the Second Amendment Effective Date (as defined in Section 4), the Credit Agreement is hereby amended as follows:

(a) Amendments to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended as follows:

(i) by inserting the following after the definition of “Stock Equivalents” and before the definition of “Subordinated Debt”:

“Stock Purchase” has the meaning specified in Section 8.5(e)

(ii) by inserting the following after the definition of “Syndication Agent” and before the definition of “Tax Affiliate”:

“T-Sub” means Terra Nitrogen Holdings GP Inc., a Delaware corporation.

(iii) by inserting the following after the definition of “TNCLP Minority Interest Payments” and before the definition of “TNLP”:

“TNGP” means Terra Nitrogen GP Inc., a Delaware corporation.

(iv) by replacing “TNCLP and its Subsidiaries” with “TNCLP and TNGP and their respective Subsidiaries” (x) in the definition of “Subsidiary” and (y) in the definition of “Cash Flow”;

(v) by deleting the definition of “Senior Second Lien Note Indenture” in its entirety and replacing it with the following:

“Senior Second Lien Note Indenture” means the 11 1/2% Senior Second Lien Note Indenture dated May 21, 2003 between Terra Capital and the Senior Second Lien Note Trustee.

(vi) by deleting “Senior Secured Note Indenture” and replacing it with “Senior Second Lien Note Indenture” in the definition of “Senior Second Lien Note Trustee”; and

(vii) by deleting the definition of “Senior Second Lien Notes” in its entirety and replacing it with the following:

“Senior Second Lien Notes” means the 11 1/2% Second Priority Senior Secured Notes (including the Initial Notes and the Exchange Notes, as such terms are defined in the Senior Second Lien Note Indenture) due 2010 issued or to be issued by Terra Capital pursuant to the Senior Second Lien Note Indenture.

(b) Amendments to Section 5.2. Section 5.2 of the Credit Agreement is hereby amended by inserting after “period” and before “:” the following:

, provided that in Fiscal Year 2005 an additional $60,000,000 may be invested in a joint venture agreement relating to a new plant in Trinidad, whereby Terra Capital or another Loan Party would receive a 33% interest in such joint venture, so long as the terms of the joint venture agreement are reasonably satisfactory to the Administrative Agent and no Default has occurred which is continuing, or could result, upon such joint venture agreement being entered into

(c) Amendment to Section 8.3. Section 8.3(k)(ii) of the Credit Agreement is hereby amended by deleting “TNCLP and its Subsidiaries” and replacing it with “TNCLP, TNGP and their respective Subsidiaries”;

(d) Amendment to Section 8.4. Section 8.4 of the Credit Agreement is hereby amended as follows:

(i) deleting subparagraph (f) in its entirety and replacing it with the following:

(f) any other Asset Sales (including any disposition of assets to a joint venture by Terra Industries or its Subsidiaries) the aggregate Fair Market Value of which shall not exceed $20,000,000 in any Fiscal Year;

(ii) deleting “.” at the end of subparagraph (g) and replacing it with “; and”; and

(iii) adding the following after subparagraph (g):

(h) TNC may transfer general partnership interests in TNCLP and TNLP to TNGP, and in connection with such transaction, Terra Capital may sell the promissory note issued by TNLP to Terra Capital in the face amount of $8,200,000 to TNLP.

(e) Amendments to Section 8.5. Section 8.5 of the Credit Agreement is hereby amended as follows:

(i) in subsection (c) deleting “and”;

(ii) in subsection (d) (x) deleting “.” and (y) inserting in its place “; and”; and

(iii) after the “;” in subsection (d), inserting the following:

(e) Payments by Terra Capital to purchase the common Stock or preferred Stock of Terra Industries (the “Stock Purchase”), if after giving effect to each Stock Purchase, the following conditions are satisfied:

(i) the aggregate amount of such Stock Purchases together with the aggregate amount of Common Unit Purchases and the Senior Note Purchases, (A) made during any Repurchase Period does not exceed the Maximum Repurchase Amount applicable to such period or (B) made during any calendar year does not exceed $100,000,000;

(ii) the aggregate Available credit of the Borrowers on the date of each Stock Purchase, after giving effect to the Stock Purchase (or any Senior Note Purchase or purchase of Common Units) to be made on such date, shall be at least $125,000,000 with respect to any such purchase;

(iii) Terra Industries has, as of the last day of the most recent Fiscal Quarter or Fiscal Year for which Financial Statements have been delivered to the Administrative Agent pursuant to Section 6.1(b) or (c), Cash Flow for the four Fiscal Quarters ending on such day of at least $100,000,000;

(iv) no Default or Event of Default shall have occurred and be continuing, both immediately before and after giving effect to the making of any Stock Purchase;

(v) both before and after the making of any Stock Purchase, the representations and warranties set forth in Article IV and in the other

Loan Documents shall be true and correct in all material respects on and as of the date of such Stock Purchase with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and

(vi) Terra Capital shall have delivered to the Administrative Agent a certificate executed by an officer of Terra Capital certifying that the foregoing conditions have been met with respect to such Stock Purchase within three Business Days following the making of such purchase.

(f) Amendments to Section 8.8. Section 8.8 is hereby amended by inserting the following before the period at the end of such section:

provided, however, that the transactions described in Section 8.4(h) and the transactions in connection therewith shall be permitted

(g) Amendments to Section 8.12. Clause (A) of Section 8.12 is hereby amended by inserting after “Common Unit Purchases” and before “,” the following:

and Stock Purchases

3. Consent. Pursuant to Section 7.1 of the Amended and Restated Pledge and Security Agreement, dated as of October 10, 2001 (the “Security Agreement”), among Terra Capital, the other parties from time to time party thereto and the Administrative Agent, and Section 11.1 of the Credit Agreement, each Lender hereby consents and authorizes the Administrative Agent to enter into an amendment to the Security Agreement to clarify that the Collateral does not extend to real property or other fixed assets of the Loan Parties or the other Senior Secured Note Collateral.

4. Conditions Precedent to the Effectiveness of this Amendment. This Amendment shall become effective, as of the date hereof, on the date (the “Second Amendment Effective Date”) when the following conditions precedent have been satisfied:

(a) Certain Documents. The Administrative Agent shall have received, on or before the Second Amendment Effective Date, all of the following, each of which shall be in form and substance satisfactory to the Administrative Agent:

(i) this Amendment, executed by each Borrower, Terra Industries, Terra Capital Holdings, the Administrative Agent and the Lenders constituting the Requisite Lenders;

(ii) a Pledge Amendment, executed by Terra Capital, pledging its ownership interests in T-Sub;

(iii) a Joinder Agreement to the Security Agreement, executed by T-Sub;

(iv) a Guaranty Supplement, executed by T-Sub;

(v) an opinion of Kirkland & Ellis LLP in form and substance satisfactory to the Administrative Agent;

(vi) such additional documentation as the Administrative Agent or the Requisite Lenders may reasonably require; and

(vii) a consent executed by each Guarantor in the form attached hereto.

(b) Past Expenses Paid. The Borrowers shall have paid in accordance with Section 11.3 of the Credit Agreement, all outstanding costs and expenses of the Administrative Agent, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent incurred prior to or otherwise in connection with this Amendment.

5. Representations and Warranties. On and as of the date hereof, and as of the Second Amendment Effective Date, after giving effect to this Amendment, each Borrower, Terra Industries and Terra Capital Holdings hereby represents and warrants to the Lenders as follows:

(a) Each of the representations and warranties contained in Article IV of the Credit Agreement, the other Loan Documents or in any certificate, document or financial or other statement furnished at any time under or in connection therewith are true and correct in all material respects on and as of the date as if made on and as of such date, except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to include this Amendment; and

(b) No Default or Event of Default has occurred and is continuing.

6. Continuing Effect; No Other Amendments. Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments and consents contained herein shall not constitute an amendment or a waiver of any other provision of the Credit Agreement or the other Loan Documents or for any other purpose except as expressly set forth herein.

7. Loan Documents. This Amendment is deemed to be a “Loan Document” for the purposes of the Credit Agreement.

8. Costs and Expenses. The Borrowers, Terra Industries and Terra Capital Holdings agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and other instruments and documents to be delivered pursuant hereto, including the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

9. Governing Law; Counterparts; Miscellaneous.

(a) This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

(b) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

(c) Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

(d) From and after the Second Amendment Effective Date, all references in the Credit Agreement to the “Agreement” shall be deemed to be references to such Agreement as modified hereby and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment No. 2 to the Amended and Restated Credit Agreement to be effective for all purposes as of the Second Amendment Effective Date.

Borrowers

TERRA CAPITAL, INC.

By:	/s/ Mark A. Kalafut
Name:	Mark A. Kalafut
Title:	Vice President

TERRA MISSISSIPPI HOLDINGS CORPORATION (F/K/A MISSISSIPPI CHEMICAL CORPORATION)

By:	/s/ Mark A. Kalafut
Name:	Mark A. Kalafut
Title:	Vice President

TERRA NITROGEN (U.K.) LIMITED

By:	/s/ W. Mark Rosenbury
Name:	W. Mark Rosenbury
Title:	Director

Guarantor

TERRA INDUSTRIES INC.

By:	/s/ Mark A. Kalafut
Name:	Mark A. Kalafut
Title:	Vice President

TERRA CAPITAL HOLDINGS, INC.

By:	/s/ Mark A. Kalafut
Name:	Mark A. Kalafut
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO TERRA CAPITAL CREDIT AGREEMENT]

Administrative Agent

CITICORP USA, INC.

By:	/s/ Miles D. McManus
Name:	Miles D. McManus
Title:	Vice President and Director

Lenders

CITICORP USA, INC.

By:	/s/ Miles D. McManus
Name:	Miles D. McManus
Title:	Vice President and Director

WELLS FARGO FOOTHILL, INC.

By:	/s/ Dennis King
Name:	Dennis King
Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Wayne Hillock
Name:	Wayne Hillock
Title:	SVP

CONGRESS FINANCIAL CORP.

By:	/s/ Thomas A. Martin
Name:	Thomas A. Martin
Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Glenn Campbell
Name:	Glenn Campbell
Title:	Duly Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO TERRA CAPITAL CREDIT AGREEMENT]

NATIONAL CITY BUSINESS CREDIT, INC.

By:	/s/ Thomas J. Evans
Name:	Thomas J. Evans
Title:	Senior Associate

STATE OF CALIFORNIA PUBLIC EMPLOYEES’ RETIREMENT SYSTEM

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO TERRA CAPITAL CREDIT AGREEMENT]

CONSENT OF GUARANTORS

Dated as of July 29, 2005

Each of the undersigned companies, as a Guarantor under the Amended and Restated Guaranty dated October 10, 2001 (the “Guaranty”), in favor of the Secured Parties under the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.

[Signature pages follow]

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO TERRA CAPITAL CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have consented to this Amendment, as of the date first written above.

TERRA CAPITAL, INC.
TERRA MISSISSIPPI HOLDINGS CORPORATION (F/K/A MISSISSIPPI CHEMICAL CORPORATION)
TERRA INDUSTRIES INC.
TERRA CAPITAL HOLDINGS, INC.
TERRA NITROGEN CORPORATION
TERRA INTERNATIONAL, INC.
TERRA INTERNATIONAL (OKLAHOMA) INC.
PORT NEAL CORPORATION
TERRA METHANOL CORPORATION
BMC HOLDINGS INC.
BEAUMONT HOLDINGS CORPORATION
TERRA REAL ESTATE CORPORATION
BEAUMONT AMMONIA INC.
TERRA INTERNATIONAL (CANADA) INC.
TERRA MISSISSIPPI NITROGEN, INC. (F/K/A MISSISSIPPI NITROGEN, INC.)
MISSCHEM NITROGEN, L.L.C.
TERRA HOUSTON AMMONIA, INC. (F/K/A MISSISSIPPI CHEMICAL MANAGEMENT COMPANY)
MELAMINE CHEMICALS, INC.

By:	/s/ Mark A. Kalafut
Name:	Mark A. Kalafut
Title:	Vice President

TERRA NITROGEN (U.K.) LIMITED

By:	/s/ W. Mark Rosenbury
Name:	W. Mark Rosenbury
Title:	Director

TERRA (U.K.) HOLDINGS INC.

By:	/s/ Mark A. Kalafut
Name:	Mark A. Kalafut
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO TERRA CAPITAL CREDIT AGREEMENT]